EXHIBIT 10.11
AMENDMENT NO. 1
TO
REYNOLDS AMERICAN INC.
ANNUAL INCENTIVE AWARD PLAN
(Amended and Restated as of January 1, 2006)
     1. The first sentence of Section 9(e) of the Plan is deleted in its entirety and the following language is inserted in place thereof:
“If the number of shares of Common Stock is increased or decreased as a result of any stock dividend, subdivision or reclassification of shares, the number of shares of Common Stock to which each Participant’s Common Stock credit account is equivalent shall be increased in proportion to the increase or decrease in the number of outstanding shares of Common Stock and the Closing Price on which payments hereunder is based will be proportionately decreased or increased.”
     2. All references to the Plan shall be deemed to refer to the Plan as amended by this Amendment No. 1.
     3. Except as specifically amended hereby, the original provisions of the Plan shall remain in full force and effect.
     4. This Amendment No. 1 shall be effective as of July 18, 2006.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III Title: Senior Vice President, Deputy General Counsel and Secretary